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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-06071) of our reports dated February 11,2000, February 12, 1999 and February 11, 1998, relating to the financial statements of MONY America Variable Account L -- Corporate Sponsored Variable Universal Life , which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

February 28, 2000